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                                  EXHIBIT 4(a)

                              CONSENT OF AUDITORS





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                       REPORTS OF INDEPENDENT ACCOUNTANTS

                              CONSENT OF AUDITORS

TO:      Securities Exchange Commission
         Washington, D.C. 20549

Dear Sirs:

LASERMEDIA COMMUNICATIONS CORP. (THE "CORPORATION")

         We refer to Form 20-F Registration Statement dated February 2, 1998 relating to the common stock of the Corporation.

         We consent to the use, in the Registration Statement, of our report dated March 25, 1997 and January 29, 1998 as to Note 8 therein, to the shareholders and Partners of Lasermedia Inc., et al. on the following financial statements:

         Combined balance sheets as at December 31, 1996, 1995 and 1994; and

         Combined statements of operations and combined statements of changes in financial position for each of the years ended December 31, 1996, 1995 and 1994.

         We further consent to the use in the Registration Statement of our compilation report dated May 23, 1997 on the pro forma consolidated balance sheet of the Corporation as at January 1, 1997.


Yours truly,


/s/ SILVER GOLD GLATT & GROSMAN
Chartered Accountants

Toronto, Canada
February 2, 1998

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